Exhibit 15.2

FANGDA PARTNERS

Shanghai☐Beijing☐ Shenzhen☐ Hong Kong

http://www.fangdalaw.com

E-mail:	email@fangdalaw.com
Tel.:	86-21-2208-1166
Fax:	86-21-5298-5599
Ref.:	16GC0025

32/F, Plaza 66 Tower 1
1266 Nan Jing West Road
Shanghai 200040, PRC

To:

YY Inc.

Building B-1, North Block of Wanda Plaza

No. 79 Wanbo Er Road

Nancun Town, Panyu District

Guangzhou 511442

The People's Republic of China

April 28, 2016

Re:     2015 Annual Report on Form 20-F of YY Inc.

Dear Sirs,

We consent to the reference to our firm under the headings "Item 3. Key Information—D. Risk Factors," "Item 4. Information on the Company—B. Business Overview—PRC Regulation," and "Item 5. Operating and Financial Review and Prospects—A. Operating Results—Critical Accounting Policies" in YY Inc.'s Annual Report on Form 20-F for the year ended December 31, 2015, which will be filed with the Securities and Exchange Commission (the "SEC") in the month of April, 2016, and further consent to the incorporation by reference of the summaries of our opinions under these captions into the Company's registration statement on Form S-8 (No. 333-187074) that was filed on March 6, 2013. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2015.

Yours sincerely,

/s/ Fangda Partners
Fangda Partners